EXHIBIT 99.1

Perry Meyer to Retire as Nuvera Board Chair; New Ulm Native and Business Leader, James Seifert Elected Incoming Chair

New Ulm, Minnesota May 23, 2024 – Nuvera Communications, Inc., a diversified communications company, announced today that Perry Meyer, the chair of its Board of Directors, is retiring from the leadership role and transitioning to board member.

The Nuvera Board of Directors has unanimously elected board member James Seifert as chair, effective immediately.

“As I begin my 30th year on the Nuvera Board of Directors, I’ve never been more optimistic about our company’s future,” said Perry Meyer, Nuvera Board of Directors. “I’m proud our employees are rebuilding Nuvera from the ground up with the Gig Cities Fiber project, and our board has elected an outstanding new chair, James Seifert.”

Mr. Meyer has served on the Nuvera Board of Directors since 1995 and as board chair since 2016, he will continue to serve as a board member and as a member of the Audit and Governance/Nominating Committees.

“On behalf of the board, I want to recognize Perry for the significant contributions he’s made to Nuvera,” said Suzanne Spellacy, Chair of Nuvera’s Corporate Governance/ Nominating Committees. “During Perry’s tenure as chair, he helped continue our commitment to financial discipline, led the transition to a new CEO for the first time in 35+ years, and began transforming our company for the future with the Nuvera Gig Cities fiber project.”

Since joining the Nuvera Board of Directors in 2017, incoming Board Chair James Seifert has brought a deep understanding of business strategy, planning and public company governance. His professional experience in technology and innovation provides valuable insights that complement the board’s overall strengths.

"As a New Ulm native, I feel especially honored to take on the role of board chair at such an exciting time in Nuvera’s history, and I look forward to continuing to work closely with Perry Meyer during the transition," said Board Chair James Seifert, "I am confident in Nuvera’s future as a leading digital connection and technology provider for our valued customers and their communities. Nuvera has the right team to boldly embrace a rapidly changing future while never losing focus on the human side of what we do.”

During his time on the Board Mr. Seifert has served on the Nuvera’s Corporate Governance, Nominating, and Audit Committees.  Mr. Seifert also served as Chair of the CEO Succession Planning Committee in 2019 and Ad-Hoc Long-Term Strategy Committee in 2021. Mr. Seifert is a shareholder at the law firm Fafinski, Mark & Johnson, where he is in the General Corporate & Business and Mergers & Acquisitions groups. Prior to that role, he served as Executive Vice President, General Counsel, and Corporate Secretary for Ecolab, a Fortune 200 company.

Following Nuvera’s Annual Meeting of Shareholders, the Nuvera Board of Directors nominates board members for officer positions. The Board unanimously selected
Mr. Seifert as board chair. To read more about Nuvera’s governance procedures and guidelines, go to Nuvera.net.

About Nuvera

Nuvera Communications is a leading Minnesota broadband provider headquartered in New Ulm, Minnesota. Nuvera’s state-the-art fiber network provides reliable and affordable residential internet service through both fiber-to-the neighborhood and newly expanding Gig-speed fiber-to-the-home services. Nuvera also provides business services including fiber internet, voice, hosting and managed services. Nuvera serves residents and businesses in New Ulm, Arlington, Dassel, Glencoe, Goodhue, Hector, Hutchinson, Litchfield, Prior Lake, Redwood Falls, Elko New Market, Savage, Sleepy Eye, Springfield and surrounding communities. Nuvera also serves customers in Aurelia, Iowa. Nuvera is a Fiber Minnesota partner which cooperatively enables connectivity for multi-location business customer locations, wireless towers and network connectivity connectively to major internet connection transport points. Nuvera Communications, Inc., is a publicly held corporation. For more information about Nuvera or to purchase stock, visit http://www.nuvera.net/investors.

Forward Looking Statements

From time to time, in reports filed with, or furnished to the United States Securities and Exchange Commission, in press releases, and in other communications to shareholders or the investing public, we may make forward-looking statements concerning possible or anticipated future financial performance, business activities or plans. These statements generally are identified by the words “believes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “may,” “will,” “would,” “seeks,” “targets,” “continues,” “should,” “will be,” “will continue,” or similar expressions. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance, or achievements of Nuvera and its subsidiaries to be different from those expressed or implied in the forward-looking statements.

For these forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the federal securities laws. Shareholders and the investing public should understand that these forward-looking statements are subject to risks and uncertainties that could affect our actual results and cause actual results to differ materially from those indicated in the forward-looking statements.

These risks and uncertainties may include, but are not limited to:

●         our decision to actively build and deploy the largest infrastructure project in our company history through the Nuvera Gig Cities™ project construction that we first announced in December 2021;

●          our ability to attract and retain customers in our service areas, including the areas serviced by our fiber initiative;

●          our ability to finance the deployment of our ongoing infrastructure project and meet our liquidity and capital needs;

●          our ability to declare cash dividends in the near-future in light of our commitment to actively build and deploy our largest infrastructure project and support

●          our current debt structure may change due to increases in interest rates or our ability to comply with lender loan covenants or any decision we may make to seek additional debt capital;

●          elimination of, or changes in the structure or level of, federal or state governmental network support we receive;

●          unfavorable general economic conditions that could negatively affect our operating results;

●          possible customer payment defaults:

●          possible future substantial regulatory change and increased competition;

●          our possible pursuit of acquisitions could be expensive or unsuccessful;

●          we may not accurately predict technological trends or the success of new products

●          a failure in our operational systems or infrastructure could affect our operations;

●          data security breaches to us or our customers; and

●          possible replacement or turnover of management or key personnel.

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